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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Comdisco Holding Company, Inc., dated as of November 19, 2002, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.


Date:  November 19, 2002                       ANGELO, GORDON & CO., L.P.

                                               By:  AG Partners, L.P.
                                                    Its General Partner

                                               By: /s/ Michael L. Gordon
                                                   ----------------------------
                                                   Name:  Michael L. Gordon, Jr.
                                                   Title: General Partner


Date:  November 19, 2002                       JOHN M. ANGELO

                                               /s/ John M. Angelo
                                               --------------------------------


Date:  November 19, 2002                       MICHAEL L. GORDON

                                               /s/ Michael L. Gordon
                                               --------------------------------